                                                                  Exhibit 10(cc)
                                    FORM OF
                             EVA(R) INCENTIVE PLAN
                   (Management Incentive Compensation Plan)

                                   ARTICLE I

                              STATEMENT OF PURPOSE
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1.1 The purpose of the EVA Incentive Plan (the "Plan") is to provide a system of incentive compensation which will promote the maximization of Economic Value Added ("EVA") over the long term. In order to align management incentives with shareholder interests, incentive compensation will reward the creation of value. This Plan will tie incentive compensation to EVA and, thereby, reward management for creating value and penalize management for destroying value.

1.2 EVA is the performance measure of value creation for Olin Corporation (the "Company"). Managers create value when they employ capital in an endeavor that generates a return that exceeds the cost of the capital employed. Managers destroy value when they employ capital in an endeavor that generates a return that is less than the cost of capital employed. By imputing the cost of capital upon the operating profits generated by a business group, EVA measures the total value created (or destroyed) by management. The Plan will reward increases in EVA and penalize decreases over time.


                                   ARTICLE II

                                  DEFINITIONS
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Unless the context provides a different meaning, the following terms shall have the following meanings:

     "ACT" means the Securities Exchange Act of 1934, as amended.

     "ACTUAL EVA" means, with respect to an EVA Center for a fiscal year, the EVA of such center for such year as calculated by the Chief Financial Officer.

     "BANK BALANCE" means, with respect to a Participant, a bookkeeping record of the net balance of the amounts credited to and debited against such Participant's Bonus Bank following the end of each fiscal year. For a Participant's first year of participation in the Plan, such Participant's Bank Balance shall initially be equal to zero.

     "BONUS BANK" means, with respect to a Participant, a bookkeeping record of an account to which Declared Bonuses are credited, or debited as the case may be, from

EVA(R) is a registered trademark of Stern Stewart & Co.

     time to time under the Plan and from which bonus payments to such Participant are debited.

     "BONUS MULTIPLE" means, with respect to a Participant for a fiscal year, the Participant's Performance Multiple plus the Participant's Target Multiple for such year, except in the case of a Participant who has a Combined Performance Multiple for such year, the Bonus Multiple shall be the Combined Performance Multiple for such Participant for such year.

     "CAPITAL" means, with respect to an EVA Center for a fiscal year, the investment made (both equity and debt) in such center, as determined by the Chief Financial Officer for such year. Each component of Capital will be measured by computing an average balance based on the ending monthly balance for the twelve months of a fiscal year.

     "CAPITAL CHARGE" means, with respect to an EVA Center for a fiscal year, the deemed opportunity cost of employing Capital in the business of such EVA Center for such year, as determined by the Chief Financial Officer. The Capital Charge is computed as follows:

          Capital Charge = Capital x Cost of Capital

     "CAUSE" shall mean (i) dishonesty; (ii) theft or other criminal conduct;
     (iii) insubordination; (iv) violation of, or deviation from, any Company or facility work rule, or (v) other misconduct deemed by the Company to be of a serious nature warrranting termination.

     "CHANGE IN CONTROL" means that any of the following events shall have occurred:

     (i) the Company ceases to be, directly or indirectly, owned by at least 1,000 shareholders;

     (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a "person" within the meaning of Sections 13(d)(3) of the Act), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan (or related trust) of the Company or such subsidiary, become(s)the "beneficial owner" (as defined in Rule 13(d)(3) under the Act) of 20% or more of the then outstanding voting stock of the Company;

    (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new Director whose election by the Company's Board of Directors or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office; or

     (iv) the Company's Board of Directors determines that a tender offer for the Company's shares indicates a serious intention by the offeror to acquire control of the Company.

     "CHIEF EXECUTIVE OFFICER" means the Chief Executive Officer of the Company as designated by the Board of Directors of the Company from time to time.

     "CHIEF FINANCIAL OFFICER" means the Chief Financial Officer of the Company as designated by the Board of Directors of the Company from time to time.

     "COMBINED PERFORMANCE MULTIPLE" means, with respect to a Participant who is assigned to a Participating Group which has more than one EVA Center, in any fiscal year, the sum of the Performance Multiples for such centers for such year as weighted for such Participating Group.

     "COMMITTEE" means the Compensation and Nominating Committee of the Board of Directors of the Company or such other committee as such Board may designate from time to time.

     "COMPANY" means Olin Corporation, a Virginia corporation, and its successors and assigns, including any corporation with which the Company is merged or consolidated.

     "CORPORATE OFFICER" means a corporate officer of the Company, elected by the Board of Directors of the Company, who is not an assistant officer.

     "COST OF CAPITAL" means for a fiscal year the weighted average of the cost of debt and the cost of equity for such year, as determined by the Chief Financial Officer.

     The Cost of Capital will be reviewed at least annually and revised if it has changed significantly. Calculations will be carried to one decimal point.

     "DECLARED BONUS" means, with respect to a Participant for a fiscal year, the bonus earned by such Participant for such year and is equal to the Participant's Initial Declared Bonus for such year except if the Participant's Participating Group has a Value Driver Factor, such Participant's Declared Bonus shall be equal to the sum of (i) the EVA-weighted portion of the Initial Declared Bonus for such year plus (ii) the product of the non-EVA weighted portion of the Initial Declared Bonus for such year multiplied by the Value Driver Factor for such year; provided that in all cases prior to a Change in Control the Company in its sole discretion may reduce a positive Declared Bonus of any and all Participants to any amount (but no less than zero) prior to the crediting of such Declared Bonus to the Participant's Bonus Bank.

     "EVA" means, with respect to an EVA Center for a fiscal year, NOPAT of such EVA Center for such year minus Capital Charge of such EVA Center for such year, all as calculated by the Chief Financial Officer. EVA may be positive or negative.

     "EVA CENTER" means those centers or business groups, including the Company, for which EVA is separately calculated, such centers to be determined annually by the Company for a fiscal year.

     "EXPECTED IMPROVEMENT IN EVA" means the constant EVA improvement that is added to shift the target up each year as determined by the Company from time to time. This is determined by the expected growth in EVA per year with respect to an EVA Center. With respect to the Corporate EVA Center, the Expected Improvement shall be $___________.

     "INITIAL DECLARED BONUS" means, with respect to a fiscal year for a Participant, the product of the Participant's Target Incentive for such year multiplied by such Participant's Bonus Multiple for such year.

     "LEVERAGE FACTOR" with respect to an EVA Center for a fiscal year is the negative (positive) deviation from Target EVA necessary before a zero (two times Target) bonus is earned as determined by the Committee from time to time. The Leverage Factor for the Corporate EVA Center for 1996 shall be $__________.

     "NOPAT" means, with respect to an EVA Center for a fiscal year, the net operating profit after taxes for such fiscal year, as determined by the Chief Financial Officer.

     "PARTICIPANT" means for a fiscal year each salaried employee who is designated as a Participant, in the case of Corporate Officers of the Company, by the Committee, and in all other cases, by the Chief Executive Officer or his designee.

     "PARTICIPATING GROUP" means for a fiscal year a business division or subunit of a business division which are uniquely identified for the purpose of bonus awards under this Plan and are so designated by the Company from time to time as a Participating Group.

     "PERFORMANCE MULTIPLE" means, with respect to an EVA Center for a fiscal year, the difference between the Actual EVA of such center for such year and the Target EVA of such center for such year divided by the Leverage Factor for such center for such year, plus, in the case of a Participant who is assigned to a Participating Group which has more than one EVA Center, the Participant's Target Multiple for such year.

     "PLAN" means this EVA Incentive Plan, as amended from time to time.

     "TARGET EVA" means, with respect to an EVA Center for the initial year, of such center the level of EVA as determined by the Company. With respect to the Corporate EVA Center for 1996, the Target EVA shall be $___________.

     After the initial year of an EVA Center, the Target EVA for such center for each succeeding fiscal year is revised according to the following formula:

     Target EVA = ((Prior Fiscal Year's Actual EVA + Prior Fiscal Year's Target
     EVA) divided by 2))  + Expected Improvement in EVA;

     provided such Target EVA shall be adjusted to reflect any change in the Cost of Capial for such succeeding fiscal year as provided in the EVA Business Management System prepared by Stern Stewart & Co.

     "TARGET INCENTIVE" means, with respect to a Participant for a fiscal year, the Target Incentive for such Participant for such fiscal year as determined by the Committee in the case of Participants who are Corporate Officers of the Company at the time of determination and in all other cases by the Chief Executive Officer or his designee.

     "TARGET MULTIPLE" means 1.0 for each Participant except in the first four years during which a Participant participates in the Plan, the Target Multiple shall be 1.5.

     "VALUE DRIVER FACTOR" is based on an assessment of individual and/or group performance as determined annually by the Company.


                                  ARTICLE III

                   DETERMINATION AND DISTRIBUTION OF BONUSES
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3.1  DETERMINATIONS.  For each fiscal year of the Company beginning with
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     the 1996 fiscal year, the Company shall determine with respect to such fiscal year (1) the persons who will be Participants, (2) the Participating Group for each such Participant, (3) the Target Incentive for each Participant, (4) the minimum and maximum values of the Value Driver Factor, if any, for each Participant, (5) the EVA Center or EVA Centers for each Participating Group, (6) if there is more than one EVA Center for a Participating Group, the weight each EVA Center will carry in determining the Bonus Multiple of such Participating Group and (7) Cost of Capital for each EVA Center. As soon as practicable following the close of such fiscal year, the Company shall determine the following with respect to such fiscal year for each Participant: (1) Actual EVA and Performance Multiple for each EVA Center, (2) the Performance Multiple or Combined Performance Multiple, as the case may be, for each Participating Group, (3) the Bonus Multiple, (4) the Value Driver Factor, (5) the Initial Declared Bonus, (6) the Declared Bonus and (7) the Capital Charge for each EVA Center. The Committee on behalf of the Company shall determine the Initial Declared Bonus, Value Driver Factor (if any) and the Declared Bonus for Participants who are Corporate Officers at the time of determination. Capital, Cost of Capital, Capital Charge, Expected Improvement in EVA, Leverage Factor and Target EVA may be adjusted from time to time for a fiscal year to reflect extraordinary or nonrecurring charges or financial developments.

3.2  DISTRIBUTION.  As soon as practicable, following the close of each
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     fiscal year of the Company but no later than March 15 following such close, the Company shall:

     (1) Add the Declared Bonus for such fiscal year (including any negative bonuses) to the Bonus Bank.
     (2) Pay out a prescribed portion of any positive Bank Balance in accordance with the distribution ratio shown below and
     (3) Carry the remaining Bank Balance (positive or negative) forward to the next fiscal year.

         The prescribed distribution ratios for the Bonus Bank for a Participant are:

     First year of Plan participation  67%
     Second year of Plan participation  50%
     Third year of Plan participation  40%
     Fourth and subsequent years of Plan participation  33%

     If the first period of participation for a Participant is less than six months, then the first year distribution ratio (i.e. 67%) applies to this period and the full subsequent year of participation. Thereafter, the distribution ratios are as above.

     Notwithstanding the foregoing, the Company may, as it determines in its sole discretion, reduce the distribution ratio for any and all Participants at any time prior to payment of the distribution from the Bonus Bank for a fiscal year; provided the Committee shall make such determination in the case of any Corporate Officer.

3.3  NEGATIVE BONUS BANK.  If, as a result of negative EVA, a Bonus Bank
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     has a deficit, no Participant shall be required, at any time, to reimburse his or her Bonus Bank.

3.4  LUMP SUM.  All distributions from the Plan shall be made in a cash
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     lump sum unless payment is deferred in a timely manner by the Participant with the consent of the Company under the Company's bonus deferral policy as in effect from time to time.

3.5  INTEREST.  No interest shall be paid on or accrue to any Bank Balance.
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                                   ARTICLE IV

                   PARTICIPATION, TRANSFERS AND TERMINATIONS
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4.1  PARTICIPANT MATTERS.  Unless otherwise expressly reserved to the
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     Committee or the Chief Financial Officer and except in cases affecting the Chief Executive Officer, the Chief Executive Officer or his designee on behalf of the Company shall determine all Plan matters with respect to all Participants.

4.2  TRANSFERS.  A Participant who transfers his or her employment from one
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     Participating Group of the Company to another Participating Group shall retain his or her Bonus Bank and will be eligible to receive future Plan bonuses in accordance with the provisions of the Plan. During the year of transfer, the Initial Declared Bonus and Declared Bonus for such Participant shall be pro rated based on time spent in each Participating Group.

4.3  RETIREMENT, DISABILITY OR DEATH.  If during a fiscal year a
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     Participant terminates employment with the Company by virtue of electing to receive early or normal retirement benefits under one of the Company's pension plans, receiving disability payments under the Company's long-term disability benefits program or death, such Participant shall receive the positive Bank Balance, if any. The Participant will receive his or her balance as soon as practical after qualifying for receipt of benefit payments under the Company's long-term disability benefits program or pension plan or dying, as the case may be. Payments of such balance made under this Section 4.3 shall not be included in any pension calculation.

4.4  INVOLUNTARY TERMINATION WITHOUT CAUSE.  A Participant whose employment
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     is terminated by the Company or any subsidiary without Cause shall forfeit his or her Bonus Bank and any Bank Balance unless a different determination is made by the Company. Any payments of such balance made under this
     Section 4.4 shall not be included in any pension calculation.

4.5  VOLUNTARY TERMINATION.  In the event that a Participant voluntarily
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     terminates employment with the Company or any of its subsidiaries, the right of participant to his or her Bonus Bank and any Bank Balance shall be forfeited unless a different determination is made by the Company. Any payments of such balance made under this Section 4.5 shall not be included in any pension calculation.

4.6  INVOLUNTARY TERMINATION FOR CAUSE.  In the event of termination of
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     employment for Cause, the right of the Participant to the Bonus Bank and any Bank Balance shall be forfeited unless a different determination is made by the Company. Any payments of such balance made under this
     Section 4.6 shall not be included in any pension calculation.

4.7  BREACH OF AGREEMENT.  Notwithstanding any other provision of the Plan
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     or any other agreement, in the event that a Participant shall breach any non-competition agreement or provision relating to the Company or breach any agreement with respect to the post-employment conduct of such Participant, including those contained in any benefit or incentive plan or award, the Bonus Bank held by such Participant shall be forfeited.

4.8  CHANGE IN CONTROL.  Upon a Change in Control, the Plan shall terminate
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     and positive Bank Balances shall be paid to Participants. Any payments of such balance made under this Section 4.8 shall not be included in any pension calculation.

4.9  NO GUARANTEE.  Participation in the Plan provides no guarantee that
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     payments under the Plan will be paid. Selection as a Participant is no guarantee that payments under the Plan will be paid or that selection as a Participant will be made for the subsequent fiscal year.

                                   ARTICLE V

                               GENERAL PROVISIONS
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5.1  WITHHOLDING OF TAXES.  The Company shall have the right to withhold
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     the amount of taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

5.2  EXPENSES.  All expenses and costs in connection with the adoption and
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     administration of the Plan shall be borne by the Company out of its general funds.

5.3  CLAIMS FOR BENEFITS.  Participants who terminate service for any reason
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     will be deemed to have made a claim for benefits and no written claim will be required. Claims for benefits will be decided by the Chief Executive Officer or, in the case of a claim pertaining to the Chief Executive Officer, by the Committee (collectively referred to as the "Adjudicator"). If the Adjudicator believes that a terminated Participant is not entitled to benefits, it shall notify the Participant in writing of the denial of benefits within 90 days of the Participant's termination of service. In the event that a claim is wholly or partially denied, the Participant or his representative will receive a written explanation of the reason for denial. The Participant or his representative may request a review of the denied claim within 60 days of receipt of the denial and, in connection therewith, may review pertinent documents and submit comments in writing. Upon receipt of an appeal, the Adjudicator shall decide the appeal within 60 days of receipt. The decision on appeal shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan on which the decision is based. In reaching its decision, the Adjudicator shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan and to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a Participant for benefits.

5.4  ACTION TAKEN IN GOOD FAITH.  The Company may employ attorneys,
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     consultants, accountants or other persons and the Company's directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or Chief Executive Officer in good faith shall be final and binding upon all employees, the Company and all other interested parties. No member of the Committee, nor any officer, director, employee or representative of the Company, or any of its affiliates acting on behalf of or in conjunction with the Committee, shall be personally liable for any action, determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan..

5.5  RIGHTS PERSONAL TO EMPLOYEE.  Any rights provided to an employee under
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     the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable during his lifetime, only by such employee.

5.6  DISTRIBUTION.  Upon termination of the Plan or suspension for a period
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     of more than 90 days, the positive Bank Balance of each Participant shall be distributed as soon as practicable but in no event later than 90 days from such event. The Committee, in its sole discretion, may accelerate distribution of the balance of any Bonus Bank, in whole or in part, at any time without penalty.

5.7  NON-ALLOCATION OF AWARD.  In the event of a suspension or termination
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     of the Plan during any fiscal year, as provided herein at Section 10.1, the Declared Bonus for such year shall be deemed forfeited and no portion thereof shall be allocated to Participants. In the event of a suspension, any such forfeiture shall not affect the calculation of EVA in any subsequent year.


                                   ARTICLE VI

                                  LIMITATIONS
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6.1  NO CONTINUED EMPLOYMENT.  Nothing contained herein shall provide any
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     employee with any right to continued employment or in any way abridge the rights of the Company and its subsidiaries to determine the terms and conditions of employment and whether to terminate employment of any employee. Neither the establishment of the Plan or the grant of an award or bonus hereunder shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company or any of its subsidiaries to determine the terms and conditions of employment or to terminate the employment of any employee with or without cause at any time.

6.2  NO VESTED RIGHTS.  Except as otherwise expressly provided herein, no
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     employee or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his Bonus Bank and no officer or employee of the Company or any subsidiary or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to any lien or pledge or any claim by a Participant's creditors. The right of the Participant to receive a distribution thereunder shall be an unsecured claim against the general assets of the Company and the Participant shall have no rights in or against any specific assets of the Company as the result of participation hereunder.

6.3  NOT PART OF OTHER BENEFITS.  The benefits provided in this Plan shall
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     not be deemed a part of any other benefit provided by the Company or any of its subsidiaries to its employees. Neither the Company nor any of its subsidiaries assumes any obligation to Participants except as specified herein.

6.4  OTHER PLANS.  Nothing contained herein shall limit the Company and its
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     subsidiaries' power or the Committee's power to grant bonuses to employees of the Company or any of its subsidiaries, whether or not Participants in this Plan.

6.5  UNFUNDED PLAN.  This Plan is unfunded and is maintained by the Company
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     in part to provide deferred compensation to a select group of management and highly compensated employees. Nothing herein shall create or be conjured to create a trust or separate fund of any kind, or a fiduciary relationship between the Company (or any of its subsidiaries) and any Participant.


                                  ARTICLE VII

                                   AUTHORITY
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7.1 Full and sole power and authority to interpret and administer this Plan shall be vested in the Committee which shall have the sole authority to make rules and regulations for the administration of the Plan. The Committee may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate for any Participant under the Plan. Any decision taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through them. The Committee may delegate its power and authority with respect to the Plan to the Chief Executive Officer from time to time as it determines.


                                  ARTICLE VIII

                                     NOTICE
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8.1 Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his business address or office location.


                                   ARTICLE IX

                                 EFFECTIVE DATE
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9.1  This Plan shall be effective as of January 1, 1996.


                                   ARTICLE X

                                   AMENDMENTS
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10.1 This Plan may be amended, suspended or terminated in whole or in part at any time from time to time at the sole discretion of the Committee; provided, however, that no such change in the Plan shall be effective to eliminate or diminish the distribution of any award that has been allocated to the Bonus Bank of a Participant prior to the date of such amendment, suspension or termination. Notice of any such amendment, suspension of termination shall be given promptly to each Participant.

                                   ARTICLE XI

                                 APPLICABLE LAW
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11.1 This Plan shall be construed in accordance with the provisions of the laws of the State of Connecticut.


Adopted as of January 1, 1996

OLIN CORPORATION


By:  ___________________________________
     Peter C. Kosche
     Senior Vice President, Corporate Affairs